Exhibit 15

Pacific Select Fund

Power of Attorney

Each of the undersigned Trustees and officers of Pacific Select Fund (the “Trust”) hereby constitutes and appoints Robin S. Yonis, Sharon A. Cheever, Anthony Zacharski, Greg Larson, Mark Karpe, Audrey L. Cheng, Laurene E. MacElwee, Howard T. Hirakawa and Carleton J. Muench, and each of them individually, as his or her true and lawful attorney-in-fact, in all capacities, to sign in his or her name the registration statement on Form N-14, of the Trust, related to the proposed reorganization of the Floating Rate Loan Portfolio, a series of the Trust, into the Floating Rate Income Portfolio, a separate series of the Trust, and any and all pre-effective amendments to said registration statement, and any and all post-effective amendments to said registration statement, and any and all exhibits or supplements thereto, and any and all instruments or other documents necessary or desirable in connection therewith, to enable the Trust to comply with provisions of the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or the Investment Company Act of 1940, as amended, and all requirements and regulations of the U.S. Securities and Exchange Commission (“SEC”) and its Staff in connection with the proposed reorganization and offer of the shares of beneficial interest of the Floating Rate Income Portfolio in connection therewith, and to file the same, with other documents in connection herewith, with the SEC, any state regulator, any self-regulatory organization or any other governmental or official body (including, without limitation, agencies, commissions and authorities). Each of the undersigned grants to said attorneys-in-fact full power and authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do if personally present, thereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

The undersigned Trustees and officers of the Trust each executes this Power of Attorney effective the 6th day of November, 2018.

NAME	TITLE

/s/James T. Morris
James T. Morris	Chairman and Trustee

/s/Frederick L. Blackmon
Frederick L. Blackmon	Trustee

/s/Gale K. Caruso
Gale K. Caruso	Trustee

/s/Paul A. Keller
Paul A. Keller	Trustee

/s/Lucie H. Moore
Lucie H. Moore	Trustee

/s/Nooruddin S. Veerjee
Nooruddin S. Veerjee	Trustee

/s/Adrian S. Griggs
Adrian S. Griggs	Chief Executive Officer

/s/Trevor Smith
Trevor Smith	Assistant Vice President and Treasurer